Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Guoshen Tu, the Chief Executive Officer of CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. (the "Company"), DOES HEREBY CERTIFY that:

  The Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2008 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 5th day of December 2008.

/s/ Guoshen Tu
Guoshen Tu
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to China Security & Surveillance Technology, Inc. and will be retained by China Security & Surveillance Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.